UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2005

Electronics for Imaging, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Velocity Way, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-357-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2005, Electronics for Imaging, Inc., a Delaware corporation ("EFI"), EFI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of EFI ("Merger Sub"), and VUTEk, Inc., a Delaware corporation ("VUTEk"), entered into a Merger Agreement, dated as of April 14, 2005 (the "Merger Agreement"), pursuant to which EFI will acquire VUTEk, a privately held company, for approximately $281 million in cash through the merger of Merger Sub with and into VUTEk (the "Merger"). The Merger is subject to customary closing conditions, including regulatory approval, and is expected to close early in the third quarter of 2005. The above description of the Merger is qualified in its entirety by reference to the Merger Agreement which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Merger Agreement, dated as of April 14, 2005, by and among Electronics for Imaging, Inc., EFI Merger Sub, Inc. and VUTEk, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics for Imaging, Inc.

April 18, 2005	By:	/s/ Joseph Cutts

Name: Joseph Cutts
Title: Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Merger Agreement, dated as of April 14, 2005, by and among Electronics for Imaging, Inc., EFI Merger Sub, Inc. and VUTEk, Inc.